UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 26, 2010

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway
Livingston, New Jersey	07039
(Address of principal	Zip Code
executive offices)

Registrant’s telephone number, including area code: (973) 994-3999

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 26, 2010, the management of Columbia Laboratories, Inc. (the “Company”) concluded, and on July 30, 2010, the Audit Committee of the Board of Directors of the Company confirmed, that the Company’s unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2010, should no longer be relied upon for the reason set forth below.

On March 4, 2010, the Company announced that it had entered into contingent agreements to pre-pay its $40 million in convertible notes due December 31, 2011 (the “Notes”). Note holders were to receive their proportional share of the following: $26 million in cash, warrants to purchase 7.75 million shares of Columbia's Common Stock, and $10 million in shares of Columbia's common stock (the cash, warrants, and common stock together being the “Consideration”). The closings of the transactions under the note pre-payment agreements were subject to various closing conditions, including stockholder approval and the closing of certain transactions with Watson Pharmaceuticals, Inc. (the “Watson Transactions”), that were also announced on March 4.

In the quarter ended March 31, 2010, the Company recorded a non-cash charge of $2,781,660 for an embedded derivative representing the difference between the carrying value of the Notes and the fair value of the Consideration, for accounting purposes.  This charge resulted from the note holders’ right to redeem the Notes at face value in the event of the sale of substantially all of the assets of the Company.  The Watson Transactions, which subsequently closed on July 2, 2010, qualified as a sale of substantially all of the assets of the Company. Management determined on July 26, 2010 that in calculating the embedded derivative, the value of the Consideration given, for accounting purposes, was calculated in error and was understated by $3,066,490. Accordingly, the embedded derivative liability and the recorded non-cash charge were understated by the same amount and will be corrected in an amended Form 10-Q for the quarter ended March 31, 2010.

The quantitative impact of the adjustment results in an increase of net loss and basic loss per share from $10,179,036 to $13,245,526 and $(0.16) to $(0.20), respectively, for the three months ended March 31, 2010.  The accounting entries do not impact cash and there is no effect on the Company’s operating income (loss) or cash flows.

The Company’s Audit Committee and management have discussed the matters in this Current Report Form 8-K with its independent registered public accounting firm, BDO USA, LLP (formerly BDO Seidman, LLP).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORES, INC.

Date: July 30, 2010	/s/ Lawrence A. Gyenes
Lawrence A. Gyenes Senior Vice President, Chief Financial Officer & Treasurer